Exhibit 99.1

Gogoro announces expectation to close business combination with Poema GlobaL on April 4, following anticipated shareholder approval on March 31; Extends redemption WITHDRAWAL deadline to April 1

•	Business Combination of Gogoro and Poema Global Expected to be Approved by Shareholders

•	Merger to Deliver At Least $335M of Cash Proceeds to Gogoro to Support Growth

•	Gogoro Expects to Close the Transaction on April 4, 2022

TAIPEI - MARCH 30, 2022 – Gogoro® Inc. (“Gogoro” or the “Company”), a global technology leader in battery swapping ecosystems that enable sustainable mobility solutions for cities, today announced it expects to close its business combination transaction with Poema Global Holdings Corp. (“Poema Global”) (NASDAQ: PPGH) on April 4, following anticipated shareholder approval on March 31. The transaction is expected to provide at least $335M of gross proceeds to Gogoro to put it in a strong position to aggressively push forward with its investment and expansion plans.

Gogoro also announced today that Poema Global is extending the deadline for shareholders to withdraw their redemption requests to 5:00 pm Eastern Time, on April 1, 2022. Any shareholder wishing to withdraw a redemption request may do so by contacting Continental Stock Transfer & Trust Company, at the following email address: mzimkind@continentalstock.com.

The closing of the business combination will follow an extraordinary general meeting (the “Special Meeting”) of Poema Global shareholders to be held at 9:30 am Eastern Time on March 31, 2022. Proxies received to date indicate shareholders' support for all proposals to be voted on at the Special Meeting. Additional details regarding the proposals and the Special Meeting are available in the definitive proxy statement/prospectus relating to the Special Meeting. Shareholders can view the definitive proxy statement/prospectus at Link and as amended or supplemented at Link.

The transaction is anticipated to close on April 4, 2022, subject to shareholder approval of the business combination and related matters at the Special Meeting and the satisfaction of the other closing conditions. Following the completion of the business combination, Gogoro's shares and warrants are expected to begin trading on the Nasdaq Global Select Market under the symbols “GGR” and “GGROW,” respectively, on April 5, 2022.

About Gogoro Inc.

Founded in 2011 to rethink urban energy and inspire the world to move through cities in smarter and more sustainable ways, Gogoro leverages the power of innovation to change the way urban energy is distributed and consumed. Gogoro's battery swapping and vehicle platforms offer a smart, proven and sustainable long-term ecosystem for delivering a new approach to urban mobility. Gogoro has quickly become an innovation leader in vehicle design and electric propulsion, smart battery design, battery swapping, and advanced cloud services that utilize artificial intelligence to manage battery availability and safety. The challenge is massive, but the opportunity to disrupt the status quo, establish new standards, and achieve new levels of sustainable transportation growth in densely populated cities is even greater. For more information, visit www.gogoro.com/news and follow Gogoro on Twitter: @wearegogoro.

About Poema Global Holdings Corp.

Poema Global Holdings Corp. is a special purpose acquisition company affiliated with Princeville Capital formed for the purpose of entering into a combination with one or more businesses. Poema Global's sponsor team brings together over 100 years of combined experience to equip and enable a differentiated global technology leader to successfully list and to create long-term value for shareholders in public markets. Led by Co-Chairmen Emmanuel DeSousa and Joaquin Rodriguez Torres, Chief Executive Officer Homer Sun and President Marc Chan, Poema Global seeks to complete business combinations with companies that have validated technologies and attractive unit economics, with a particular focus on Asia and Europe. For more information, visit https://www.poema-global.com/.

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Gogoro and Poema Global Investor Contact:

Michael Bowen, ICR, LLC.

+1 212-475-0415

gogoroIR@icrinc.com

Gogoro Media Contact:

Jason Gordon, Gogoro

+1 206-778-7245

jason.gordon@gogoro.com

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended ("Exchange Act") that are based on beliefs and assumptions and on information currently available to Poema Global and Gogoro. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," "target," "seek" or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including financial projections, the capability of Gogoro's technology, Gogoro's business and investment and expansion plans, Gogoro’s financial condition, Gogoro’s use of proceeds from the business combination, the potential closing of the business combination between Gogoro and Poema Global including the timing of such potential closing and the impact of redemptions on such potential closing and the potential shareholder approval of the business combination, are forward-looking statements.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of Poema Global and Gogoro believes that it has a reasonable basis for each forward-looking statement contained in this communication, each of Poema Global and Gogoro cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there are risks and uncertainties described in the definitive proxy statement/final prospectus, as amended or supplemented, filed by Gogoro with the relating to the proposed transaction and other documents filed, or to be filed, by Gogoro or Poema Global from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither Poema Global nor Gogoro can assure you that the forward-looking statements in this communication will prove to be accurate. There may be additional risks that neither Poema Global nor Gogoro presently know or that Poema Global and Gogoro currently believe are immaterial that could also cause actual results to differ from those contained in the forward looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Poema Global, Gogoro, their respective directors, officers or employees or any other person that Poema Global and Gogoro will achieve their objectives and plans in any specified time frame, or at all. The forward-looking statements in this communication represent the views of Poema Global and Gogoro as of the date of this communication. Subsequent events and developments may cause those views to change. However, while Poema Global and Gogoro may update these forward-looking statements in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of Poema Global or Gogoro as of any date subsequent to the date of this communication.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Gogoro has filed a registration statement on Form F-4 with the SEC, which includes a preliminary prospectus with respect to Gogoro's securities to be issued in connection with the proposed transaction. The registration statement was declared effective by the SEC on March 17, 2022, and the final prospectus was filed with the SEC on March 17, 2022. Poema Global has mailed the definitive proxy statement and other relevant documents to its shareholders as of the record date established for voting on the proposed transaction. Poema Global's shareholders and other interested persons are encouraged to read the definitive proxy statement/final prospectus, as amended or supplemented, as well as other documents filed, or to be filed, with the SEC, because these documents contain, or will contain, important information about Poema Global, Gogoro and the proposed transaction. Shareholders of Poema Global are also able to obtain a copy of the definitive proxy statement/final prospectus, and other documents filed with the SEC without charge, by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105. The definitive proxy statement/final prospectus can also be obtained, without charge, at the SEC's website (www.sec.gov).

Participants in the Solicitation:

Poema Global and Gogoro and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Poema Global and their ownership is set forth in Poema Global's filings with the SEC, including its Form 10-K for the year ended December 31, 2020 and subsequent filings under Section 16 of the Exchange Act or on Form 10-Q. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Poema Global's shareholders in connection with the potential transaction is set forth in the definitive proxy statement/final prospectus, as amended or supplemented. These documents are available free of charge at the SEC's website at www.sec.gov or by directing a request to: 101 Natoma St., 2F, San Francisco, CA 94105.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Poema Global or Gogoro, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements.